UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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(Rule 14a-101)
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F5 Networks, Inc.
(Name of Registrant as Specified In Its Charter)

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UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
February 4, 2018
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 Elliott Avenue West
Seattle, WA	98119
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 4, 2018, the Board of Directors (the “Board”) of F5 Networks, Inc. (the “Company”) accepted the resignation of Stephen M. Smith from his position as a director of the Company, including his membership on each of the Compensation Committee and the Nominating & Corporate Governance Committee, effective immediately. In connection with such resignation, Mr. Smith is no longer a nominee for election to the Board at the Company’s upcoming annual meeting of shareholders planned to be held on March 15, 2018 and only the nine remaining nominees for director will stand for election at such meeting. The resignation was not the result of any disagreement with the Company.
Pursuant to the recommendation of the Nominating & Corporate Governance Committee, the Board voted to reduce the size of the Board from ten to nine members, effective immediately. As a result of such reduction, there are currently no vacancies on the Board.
Forward Looking Statements
Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “plan,” “will,” and “expect,” and variations of such words, and similar words and expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this report include, among others, statements regarding Board nomination at the upcoming annual meeting of shareholders and Board size. Forward-looking statements are not guarantees of future actions, events, results, or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or its management or Board, as well as those beyond the Company’s control, including those taken by third parties, including directors. Such risks and uncertainties include, but are not limited to, actions taken regarding the Board or its committees and changes in strategic, governance, and other business objectives. For more information on factors that may affect future performance, events, results, or actions, please review “Risk Factors” described in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as other public filings with the SEC, including the most recently filed proxy statement and related materials. These forward looking statements reflect the Company’s expectations as of the date hereof, and the Company undertakes no obligation to update the information provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: February 5, 2018	By:	/s/ Scot Rogers
Scot Rogers
Executive Vice President and General Counsel